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                                   EXHIBIT 99


                            WASHINGTON BANCORP, INC.
                             919 Washington Street
                       Franklinton, Louisiana  70438-0790

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Roy Richard, W. C. Byrd and Ronald Simmons, or any of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of Washington Bancorp, Inc. ("Washington") held of record by the undersigned on ___________, 1994, at the special meeting of shareholders to be held on ___________ 199_, at ____.m., and at any and all adjournments thereof as follows:

         1. The proposal to approve and adopt the Agreement and Plan of Reorganization and a related Merger Agreement by and among Hancock Holding Company and Washington whereby Washington will be merged with and into Hancock Holding Company and Washington Bank and Trust Company will be merged with and into Hancock Bank of Louisiana.

                 FOR  ________        AGAINST  _________       ABSTAIN  ________

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

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*  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE       *
*  SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.  IF ANY OTHER      *
*  BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY     *
*  THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.                         *
*                                                                         *
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         Please sign exactly as your name appears on certificate(s)
representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 199__

_____________________________________      _____________________________________
PRINT NAME OF SHAREHOLDER                  PRINT NAME OF SHAREHOLDER

_____________________________________      _____________________________________
SIGNATURE OF SHAREHOLDER                   SIGNATURE OF SHAREHOLDER

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*                                                                         *
*  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE        *
*  ENCLOSED POSTAGE-PAID ENVELOPE                                         *
*                                                                         *
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